EXHIBIT 10.37



                      CONSENT, WAIVER AND GUARANTY


     THIS CONSENT, WAIVER AND GUARANTY ("this Consent") is made and entered into effective as of March 25, 1996 (the "Effective Date") by and among TRITON ENERGY CORPORATION, a Delaware corporation ("Borrower"), TRITON ENERGY LIMITED, a Cayman Islands company and a wholly owned subsidiary of Borrower ("Triton Limited") and the FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (individually referred to herein as a "Lender" and collectively as "Lenders") and BANQUE PARIBAS HOUSTON AGENCY, as agent for the Lenders (in such capacity, the "Agent").

                             W I T N E S S E T H:

     WHEREAS, Borrower and the Lenders, with the Agent as Agent thereunder are parties to a Credit Agreement, dated as of March 28, 1995, as amended by the First Amendment thereto dated as of May 16, 1995, the Second Amendment thereto dated as of August 11, 1995 and the Third Amendment thereto dated as of September 29, 1995 (as so amended, the "Credit Agreement");

     WHEREAS, Borrower has called a Special Meeting of Stockholders to be held on March 25, 1996 to consider a proposed reorganization (the "Reorganization") pursuant to which Triton Limited will become the parent holding company of the Borrower through the merger (the "Merger") of TEL Merger Corp., a Delaware corporation and a newly formed wholly owned subsidiary of Triton Limited ("Sub"), with and into the Borrower, as described in the proxy statement/joint prospectus of Triton Limited and the Borrower dated February 23, 1996 (the "Proxy Statement/Prospectus");

     WHEREAS, in connection with the Reorganization, Triton Limited and the Borrower propose to effect certain transactions among, or otherwise affecting, certain Subsidiaries of Triton Limited and/or the Borrower, as described in Exhibit "A", attached hereto and made a part hereof for all purposes (the "Related Transactions");

     WHEREAS, Borrower has requested that the Lenders consent to the Reorganization, the Merger and the Related Transactions, and waive any provision of the Credit Agreement to the extent required to permit the consummation of the Reorganization, the Merger and the Related Transactions, all as described more fully in the Proxy Statement/Prospectus and Exhibit "A" hereto; and

     WHEREAS, the Lenders and the Agent are willing to grant such request on the terms provided for in this Consent;

     NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, Borrower, Triton Limited, the Lenders and the Agent, each intending to be legally bound, hereby mutually agree as follows:

      1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Credit Agreement.

      2. Consent and Waiver With Respect to the Reorganization. The Lenders hereby consent to, and grant any waiver of any provision of the Credit Agreement to the extent required to permit, the Reorganization, the consummation of the Merger pursuant to the Agreement and Plan of Merger dated as of February 8, 1996 among the Borrower, Triton Limited and Sub, all as described more fully in the Proxy Statement/Prospectus and the consummation of the Related Transactions.

      3. Guaranty of Triton Limited. Triton Limited hereby irrevocably and unconditionally guarantees to the Lenders the prompt and full discharge by Borrower of all of Borrower's covenants, agreements, obligations and liabilities under the Credit Agreement and each other Loan Document including, without limitation the due and punctual payment of all amounts which are or may become due and payable by Borrower thereunder when and as the same shall become due and payable (collectively, the "Borrower Obligations"). Triton Limited acknowledges and agrees that, with respect to the Borrower Obligations, such guaranty shall be a guaranty of payment and performance and not of collection and shall not be conditioned or contingent upon the pursuit of any remedies against Borrower. If Borrower shall default on the due and punctual performance of any Borrower Obligation, including the full and timely payment of any amount due and payable pursuant to any Borrower Obligation, Triton Limited will forthwith perform or cause to be performed such Borrower Obligation and will forthwith make full payment of any amount due with respect thereto at its sole cost and expense.

     The liabilities and obligations of Triton Limited pursuant to this
Section 3 are unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

   (i) any acceleration, extension, renewal, settlement, compromise, waiver or release in any respect of the Credit Agreement or any other Borrower Obligation by operation of law or otherwise;

   (ii) the invalidity or unenforceability in whole or in part of the Credit Agreement;

  (iii) any modification or amendment of or supplement to the Credit Agreement or any other Borrower Obligation;

   (iv) any change in the corporate existence, structure or ownership of the Borrower or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any of its assets;

   (v) any sale, exchange, release or surrender of, realization upon or taking action otherwise in any manner and in any order in respect of the Collateral or any other property at any time pledged or mortgaged by the Borrower or any other Person to secure the Borrower Obligation; or

   (vi) any other act, omission to act, delay of any act by any party to the Credit Agreement or any other circumstance whatsoever that might, but for the provisions of this Section 3, constitute a legal or equitable discharge of the obligations of Triton Limited hereunder.

     Triton Limited waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Triton Limited assumes all responsibility for being and keeping itself informed of the Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of any of the Borrower Obligations and the nature, scope and extent of the risks which Triton Limited assumes and incurs hereunder, and agrees that the Lenders shall have no duty to advise Triton Limited of information known to them regarding such circumstances or risks.

         4.  Representations of Borrower and Triton Limited.

     (a)The execution, delivery and performance by Borrower and Triton Limited of this Consent and the consummation of the transactions contemplated hereby:

       (i) are within Borrower's and Triton Limited's respective corporate powers;

        (ii) have been duly authorized by all necessary corporate action, including, without limitation, the consent of stockholders or shareholders where required;

      (iii) do not and will not (A) contravene Borrower's or Triton Limited's certificate of incorporation or by-laws or other comparable governing documents, (B) violate any other applicable Requirement of Law (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of the Material Subsidiaries, or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Material Subsidiaries, other than those in favor of the Agent pursuant to the Collateral Securities; and

     (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which have been or will be, prior to the Effective Date, obtained or made and copies of which in the case of those involving a Governmental Authority have been or will be delivered to the Agent, and each of which on the Effective Date will be in full force and effect.

     (b) This Consent has been duly executed and delivered by each of Borrower and Triton Limited. This Consent is the legal, valid and binding obligation of each of Borrower and Triton Limited, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar law affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding of law or in equity).

     (c) Borrower and Triton Limited jointly and severally further represent and warrant that (i) all of the representations and warranties made by Borrower in Article IV of the Credit Agreement and in each other Loan Document are true and correct on and as of the date hereof, as though made on the date hereof; (ii) Borrower has complied with all terms and conditions set forth in the Credit Agreement and in each other Loan Document as of the date hereof; and (iii) there has not occurred, and currently there exists no, Default or Event of Default.

     5. Conditions. The obligations of the Lenders and the Agent under this Consent are subject to the condition precedent that this Consent shall have been duly executed by Borrower and Triton Limited and delivered to the Lenders, and each Lender and the Agent shall have executed a counterpart hereof.

     6. Legal Opinion. Not later than April 30, 1996, Borrower and Triton Limited shall cause their counsel (who shall be reasonably acceptable to the Agent) to deliver to each Lender and the Agent a favorable opinion as to such matters pertaining to Sections 3 and 4 hereof that are requested by the Agent.

     7. Ratification of Credit Agreement. All terms and provisions of the Credit Agreement are hereby ratified and reaffirmed and shall remain in full force and effect without interruption, change, or impairment of any kind.

     8.   General.

      (a) Applicable Law. This Consent has been delivered and accepted in, and shall be a contract made under and governed by the laws of the State of New York.

      (b) Submission to Jurisdiction; Service of Process. Any legal action or proceeding with respect to this Consent or any document related hereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Consent, the Borrower and Triton Limited hereby accept for themselves and in respect of their respective properties, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. The Borrower and Triton Limited each irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower and, in the case of Triton Limited, in care of the Borrower, at the Borrower's address provided in the Credit Agreement. Nothing contained in this Section 8(b) shall affect the right of the Agent, any Lender or any holder of a Revolving Credit Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or Triton Limited in any other jurisdiction.

       (c) Binding Effect; Construction. This Consent shall be binding upon and inure to the benefit of Borrower, Triton Limited and the Lenders and their respective successors and assigns. This Consent is and shall be construed as a Loan Document for all purposes.

       (d) Payment of Expenses. Borrower and Triton Limited jointly and severally agree to reimburse the Lenders for out-of-pocket expenses and will pay fees of counsel on behalf of the Lenders reasonably incurred in the preparation, and subsequent enforcement of this Consent.

       (e) Headings. The Section and subsection headings of this Consent are for convenience and shall not affect, limit or expand any term or provision hereof.

       (f) Counterparts. This Consent may be executed in as many counterparts as may be deemed necessary or convenient, and each counterpart shall be deemed an original. No one counterpart need be signed by all parties hereto, but all such counterparts shall constitute but one and the same instrument.



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          IN WITNESS WHEREOF, the parties hereto have caused this Consent,
Waiver and Guaranty to be executed and delivered at Dallas, Texas by their duly authorized officers, to be deemed effective as of the Effective Date.


                              TRITON ENERGY CORPORATION


                              By:  /s/Peter Rugg
                                   Peter Rugg
                                   Senior Vice President and
                                   Chief Financial Officer


                              TRITON ENERGY LIMITED


                              By:  /s/Robert B. Holland, III
                                   Robert B. Holland, III
                                   Senior Vice President


                         BANQUE PARIBAS HOUSTON AGENCY, as the Agent and as a Lender


                              By:  /s/Mark M. Green
                                   Mark M. Green
                                   Vice President


                              By:  /s/Barton Schouest
                                   Barton Schouest
                                   Group Vice President


                              UNION BANK

                              By:
                                   Name:
                                   Title:


                              By:
                                   Name:
                                   Title:


                              MEESPIERSON N.V.


                              By:
                                   Name:
                                   Title:


                              CHEMICAL BANK


                              By:
                                   Name:
                                   Title: